EXHIBIT 11

                    TEL-SAVE HOLDINGS, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                                 (IN THOUSANDS)

                                                               FOR THE THREE MONTHS ENDED        FOR THE NINE MONTHS
                                                                     SEPTEMBER 30,               ENDED SEPTEMBER 30,
                                                              ---------------------------    ----------------------------
                                                                  1998            1997           1998             1997
------------------------------------------------------------- -------------   -------------  -------------   ------------
Income (loss) before extraordinary gain                        $  (92,296)      $     721      $(230,245)      $     286
Extraordinary gain                                                 50,562              --         50,562              --
                                                               ----------       ---------      ---------       ---------

Net income (loss)                                              $  (41,734)      $     721      $(179,683)      $     286
                                                               ==========       =========      =========       =========

BASIC

Weighted average common shares outstanding - Basic:                58,376          64,666         62,317          63,675
                                                               ==========       =========      =========       =========

Income (loss) before extraordinary gain                        $    (1.58)      $    0.01      $   (3.69)      $      --
Extraordinary gain                                                   0.87              --           0.81              --
                                                               ----------       ---------      ---------       ---------

Net income (loss)                                              $    (0.71)      $    0.01      $   (2.88)      $      --
                                                               ==========       =========      =========       =========

DILUTED

Weighted average common and common equivalent shares outstanding - Diluted:

Weighted average shares                                            58,376          64,666         62,317          63,675
Weighted average equivalent shares                                     --           4,300             --           3,564
                                                               ----------       ---------      ---------       ---------

Weighted  average  common  and  common  equivalent  shares -
    Diluted                                                        58,376          68,966         62,317          67,239
                                                               ==========       =========      =========       =========

Income (loss) before extraordinary gain                        $    (1.58)      $    0.01      $   (3.69)      $      --
Extraordinary gain                                                   0.87              --           0.81              --
                                                               ----------       ---------      ---------       ---------

Net income (loss)                                              $    (0.71)      $    0.01      $   (2.88)      $      --
                                                               ==========       =========      =========       =========